Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES 2023 RESULTS

•GAAP earnings per share were $2.78 in 2023 compared to $2.73 in 2022
•Temperature-normalized non-GAAP earnings per share were $2.88 in 2023 compared to $2.73 in 2022, representing 5.5% growth
•Affirmed 2024 earnings guidance range of $2.99 - $3.13 per share

MADISON, Wis. - February 15, 2024 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) for 2023 and 2022 as follows:

	GAAP EPS		Non-GAAP EPS
	2023	2022	2023	2022
Utilities and Corporate Services	$2.86	$2.74	$2.86	$2.76
American Transmission Company (ATC) Holdings	0.14	0.12	0.14	0.14
Non-utility and Parent	(0.22)	(0.13)	(0.18)	(0.10)
Alliant Energy Consolidated	$2.78	$2.73	$2.82	$2.80

“For the 14th year in a row, we delivered on our 5-7% temperature normalized non-GAAP EPS growth range,” said Lisa Barton, Alliant Energy President and CEO. “Looking forward to 2024, we are excited to complete approximately 1,500 megawatts of zero-fuel cost, zero-emissions solar generation for our customers and continuing to deliver on our commitments to our investors.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $2.86 per share of GAAP EPS in 2023, which was $0.12 per share higher than 2022. The primary drivers of higher EPS were revenue requirements and allowance for funds used during construction (AFUDC) from capital investments and lower other operation and maintenance expenses at IPL and WPL. These items were partially offset by higher financing expense, lower retail electric and gas sales due to net temperature impacts, and higher depreciation expense.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated $(0.22) per share of GAAP EPS in 2023, which was $0.09 per share lower than 2022. The lower EPS was primarily driven by higher interest expense.

Earnings Adjustments - Non-GAAP EPS for 2023 and 2022 excludes $0.04 per share and $0.03 per share, respectively, of charges related to remeasurement of deferred tax assets due to Iowa state income tax rate changes for Alliant Energy’s Non-utility and Parent. Non-GAAP EPS for 2022 also excludes $0.02 per share of charges related to retirement plan settlement losses for Alliant Energy’s Utilities and Corporate Services and $0.02 per share of charges related to an ATC base return on equity (ROE) reserve adjustment. Non-GAAP adjustments, which relate to charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Estimated Net Temperature Impacts to Non-GAAP EPS - The estimated impacts of net temperatures on retail electric and gas sales were $0.06 per share loss in 2023 and $0.07 per share gain in 2022. The temperature-normalized non-GAAP EPS was $2.88 per share and $2.73 per share in 2023 and 2022, respectively, which represents 5.5% growth.

Details regarding GAAP EPS variances between 2023 and 2022 for Alliant Energy are as follows:

Variance
Revenue requirements and higher AFUDC from capital investments	$0.26
Higher financing expense	(0.21)
Estimated net temperature impacts on retail electric and gas sales	(0.13)
Lower other operation and maintenance expenses at IPL and WPL	0.07
Higher depreciation expense	(0.07)
Non-GAAP adjustments in 2022	0.07
Non-GAAP adjustments in 2023	(0.04)
Other	0.10
Total	$0.05

Revenue requirements and higher AFUDC from capital investments - In December 2021, WPL received an order from the Public Service Commission of Wisconsin (PSCW) approving WPL’s proposed settlement for its retail electric and gas rate review covering the 2022/2023 Test Period. In December 2022, WPL received an order from the PSCW approving an additional annual base rate increase of $9 million for WPL’s retail gas customers covering the 2023 Test Period. WPL recognized a $0.14 per share increase in 2023 due to higher revenue requirements from increasing rate base, including investments in solar generation. Construction activity related to capital investments resulted in $0.03 and $0.09 per share higher AFUDC for IPL and WPL, respectively.

Higher financing expense - Interest expense, net resulted in $0.19 lower EPS. Total long-term debt increased due to additional financings in 2023 largely to fund capital expenditures, including the solar expansion program in Wisconsin. In addition, increases in short and long-term debt interest rates contributed to higher interest expense, net in 2023. Also, equity dilution resulted in $0.02 of lower EPS in 2023.

Non-GAAP adjustments in 2023 - Pursuant to Iowa tax reform enacted in 2022, in September 2023, the Iowa Department of Revenue announced an Iowa corporate income tax rate of 7.1%, effective January 1, 2024. In connection with the announced rate change, deferred income tax assets at the Non-Utility and Parent operations were remeasured. The announced change in the corporate income tax rate for 2024 resulted in a non-GAAP charge of $10 million or $0.04 per share in 2023, compared to a non-GAAP charge of $8 million or $0.03 per share recorded in 2022 related to the Iowa corporate income tax rate change effective January 1, 2023. The lower tax rate also resulted in reductions in regulatory assets recorded in 2023 and 2022 related to the remeasurement of deferred income tax liabilities at IPL, which is expected to provide cost benefits to its Iowa customers in the future.

2024 Earnings Guidance

Alliant Energy is affirming EPS guidance for 2024 of $2.99 - $3.13. Assumptions for Alliant Energy’s 2024 EPS guidance include, but are not limited to:
•Ability of IPL and WPL to earn their authorized rates of return
•Normal temperatures in its utility service territories
•Constructive and timely regulatory outcomes from regulatory proceedings
•Stable economy and resulting implications on utility sales
•Execution of capital expenditure and financing plans
•Execution of cost controls
•Consolidated effective tax rate of (7%)

The 2024 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances including further corporate tax rate changes in Iowa, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for ATC, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the 2023 results is scheduled for Friday, February 16, 2024 at 9 a.m. central time. Alliant Energy Executive Chairman John Larsen, President and Chief Executive Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-259-6580 (Toll-Free - North America) or 416-764-8624 (Local), passcode 06830500. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 1,000,000 electric and 425,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•the direct or indirect effects resulting from cybersecurity incidents or attacks on Alliant Energy, IPL, WPL, or their suppliers, contractors and partners, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•economic conditions in IPL’s and WPL’s service territories;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and operating income;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•changes in the price of delivered natural gas, transmission, purchased electricity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and Midcontinent Independent System Operator, Inc.’s (MISO’s) seasonal resource adequacy process;
•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed and certain other retired assets, decreases in sales volumes, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;
•the ability to obtain deferral treatment for the recovery of and a return on prudently incurred costs in between rate reviews;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into and any decisions made regarding the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;
•WPL’s ability to obtain adequate and timely rate relief to allow for the recovery of and/or the return on costs of solar generation projects that exceed initial cost estimates;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of and ability to transfer renewable tax credits;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to construct solar generation, battery storage and electric and gas distribution projects, which may result from geopolitical issues, supplier manufacturing constraints, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•inflation and higher interest rates;
•the future development of technologies related to electrification, and the ability to reliably store and manage electricity;
•federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders and changes in public policy;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•weather effects on utility sales volumes and operations;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•any material post-closing payments related to any past asset divestitures, including the transfer of renewable tax credits and the sale of Whiting Petroleum, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process, or procure capacity in the market whereby such costs might not be recovered in rates;
•issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits and future changes in environmental laws and regulations, including the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for greenhouse gases emissions reductions from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the direct or indirect effects resulting from pandemics;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2024 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2024 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include income and EPS for the fourth quarter and year ended December 31, 2022 excluding charges related to retirement plan settlement losses and adjustments to the ATC ROE reserve. These measures also include income and EPS for the fourth quarter and year ended December 31, 2023 and year ended December 31, 2022 excluding charges related to remeasurement of deferred tax assets due to Iowa state income tax rate changes. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the fourth quarter and year ended December 31, 2023 and 2022. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release also includes temperature-normalized non-GAAP EP for the years ended December 31, 2023 and 2022. Alliant Energy believes this non-GAAP measure is useful to investors because the measure facilitates period-to-period comparison of Alliant Energy’s operating performance and provides investors with information on a basis consistent with measures that management uses to assess Alliant Energy’s earnings growth rate.

The tax impact adjustments represent the impact of the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the estimated consolidated statutory tax rate.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are included in the earnings summaries that follow and in the case of temperature normalized non-GAAP EPS, in the press release above.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FULL YEAR EARNINGS SUMMARY (Unaudited)

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2023	2022	2023	2022	2023	2022
IPL	$1.44	$1.43	$—	$0.02	$1.44	$1.45
WPL	1.36	1.25	—	—	1.36	1.25
Corporate Services	0.06	0.06	—	—	0.06	0.06
Subtotal for Utilities and Corporate Services	2.86	2.74	—	0.02	2.86	2.76
ATC Holdings	0.14	0.12	—	0.02	0.14	0.14
Non-utility and Parent	(0.22)	(0.13)	0.04	0.03	(0.18)	(0.10)
Alliant Energy Consolidated	$2.78	$2.73	$0.04	$0.07	$2.82	$2.80

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2023	2022	2023	2022	2023	2022
IPL	$366	$360	$—	$5	$366	$365
WPL	345	315	—	—	345	315
Corporate Services	13	15	—	—	13	15
Subtotal for Utilities and Corporate Services	724	690	—	5	724	695
ATC Holdings	35	29	—	4	35	33
Non-utility and Parent	(56)	(33)	10	8	(46)	(25)
Alliant Energy Consolidated	$703	$686	$10	$17	$713	$703

Adjusted, or non-GAAP, earnings do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2023	2022	2023	2022
Utilities and Corporate Services:
Retirement plan settlement losses, net of tax impacts of $2 million	$—	$5	$—	$0.02
ATC Holdings and Non-utility and Parent:
Remeasurement of deferred tax assets due to Iowa state income tax rate changes	10	8	0.04	0.03
ATC ROE reserve adjustments, net of tax impacts of $2 million	—	4	—	0.02
Total Alliant Energy Consolidated	$10	$17	$0.04	$0.07

ALLIANT ENERGY CORPORATION
FOURTH QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the fourth quarter:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2023	2022	2023	2022	2023	2022
IPL	$0.14	$0.13	$—	$0.02	$0.14	$0.15
WPL	0.30	0.27	—	—	0.30	0.27
Corporate Services	0.01	0.01	—	—	0.01	0.01
Subtotal for Utilities and Corporate Services	0.45	0.41	—	0.02	0.45	0.43
ATC Holdings	0.04	0.03	—	0.01	0.04	0.04
Non-utility and Parent	(0.02)	(0.01)	0.01	—	(0.01)	(0.01)
Alliant Energy Consolidated	$0.47	$0.43	$0.01	$0.03	$0.48	$0.46

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2023	2022	2023	2022	2023	2022
IPL	$35	$33	$—	$5	$35	$38
WPL	78	68	—	—	78	68
Corporate Services	3	3	—	—	3	3
Subtotal for Utilities and Corporate Services	116	104	—	5	116	109
ATC Holdings	9	8	—	2	9	10
Non-utility and Parent	(4)	(4)	2	—	(2)	(4)
Alliant Energy Consolidated	$121	$108	$2	$7	$123	$115

Adjusted, or non-GAAP, earnings do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2023	2022	2023	2022
Utilities and Corporate Services:
Retirement plan settlement losses, net of tax impacts of $2 million	$—	$5	$—	$0.02
ATC Holdings and Non-utility and Parent:
ATC ROE reserve adjustments, net of tax impacts of $1 million	—	2	—	0.01
Remeasurement of deferred tax assets due to Iowa state income tax rate change	2	—	0.01	—
Total Alliant Energy Consolidated	$2	$7	$0.01	$0.03

Details regarding GAAP EPS variances between fourth quarter of 2023 and 2022 for Alliant Energy’s operations are as follows:

Variance
Revenue requirements and higher AFUDC from capital investments	$0.05
Lower other operation and maintenance expenses at IPL and WPL	0.05
Higher financing expense	(0.04)
Estimated temperature impact on retail electric and gas sales	(0.04)
Non-GAAP adjustments in 2022	0.03
Higher depreciation expense	(0.03)
Non-GAAP adjustments in 2023	(0.01)
Other	0.03
Total Alliant Energy Consolidated	$0.04

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Revenues:
Electric utility	$783	$796	$3,345	$3,421
Gas utility	140	224	540	642
Other utility	15	14	52	49
Non-utility	23	24	90	93
	961	1,058	4,027	4,205
Operating expenses:
Electric production fuel and purchased power	183	197	736	830
Electric transmission service	145	145	583	573
Cost of gas sold	73	147	299	389
Other operation and maintenance:
Energy efficiency costs	16	19	62	54
Non-utility Travero	17	17	64	68
Other	142	177	549	582
Depreciation and amortization	174	170	676	671
Taxes other than income taxes	28	27	115	110
	778	899	3,084	3,277
Operating income	183	159	943	928
Other (income) and deductions:
Interest expense	105	90	394	325
Equity income from unconsolidated investments, net	(16)	(14)	(61)	(51)
Allowance for funds used during construction	(29)	(26)	(100)	(60)
Other	1	6	3	6
	61	56	236	220
Income before income taxes	122	103	707	708
Income tax expense (benefit)	1	(5)	4	22
Net income attributable to Alliant Energy common shareowners	$121	$108	$703	$686
Weighted average number of common shares outstanding:
Basic	255.6	251.1	253.0	250.9
Diluted	256.0	251.4	253.3	251.2
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.47	$0.43	$2.78	$2.73

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31, 2023	December 31, 2022
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$62	$20
Other current assets	1,210	1,230
Property, plant and equipment, net	17,157	16,247
Investments	602	559
Other assets	2,206	2,107
Total assets	$21,237	$20,163
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$809	$408
Commercial paper	475	642
Other current liabilities	1,020	1,313
Long-term debt, net (excluding current portion)	8,225	7,668
Other liabilities	3,931	3,856
Alliant Energy Corporation common equity	6,777	6,276
Total liabilities and equity	$21,237	$20,163

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended December 31,
	2023	2022
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$1,351	$1,055
Accounts receivable sold to a third party	(484)	(569)
Net cash flows from operating activities	867	486
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(1,731)	(1,392)
Other	(123)	(92)
Cash receipts on sold receivables	453	598
Proceeds from sales of partial ownership interest in West Riverside	120	—
Other	(120)	(47)
Net cash flows used for investing activities	(1,401)	(933)
Cash flows from financing activities:
Common stock dividends	(456)	(428)
Proceeds from issuance of common stock, net	246	25
Proceeds from issuance of long-term debt	1,455	1,338
Payments to retire long-term debt	(508)	(633)
Net change in commercial paper	(167)	127
Other	3	2
Net cash flows from financing activities	573	431
Net increase (decrease) in cash, cash equivalents and restricted cash	39	(16)
Cash, cash equivalents and restricted cash at beginning of period	24	40
Cash, cash equivalents and restricted cash at end of period	$63	$24

KEY FINANCIAL AND OPERATING STATISTICS

	December 31, 2023	December 31, 2022
Common shares outstanding (000s)	256,097	251,135
Book value per share	$26.46	$24.99
Quarterly common dividend rate per share	$0.4525	$0.4275

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Utility electric sales (000s of megawatt-hours)
Residential	1,651	1,732	7,176	7,479
Commercial	1,548	1,589	6,329	6,436
Industrial	2,574	2,573	10,522	10,638
Industrial - co-generation customers	163	211	913	856
Retail subtotal	5,936	6,105	24,940	25,409
Sales for resale:
Wholesale	687	694	2,859	2,866
Bulk power and other	974	738	4,730	3,734
Other	15	15	58	62
Total	7,612	7,552	32,587	32,071
Utility retail electric customers (at December 31)
Residential	847,698	842,078
Commercial	145,877	144,852
Industrial	2,407	2,439
Total	995,982	989,369
Utility gas sold and transported (000s of dekatherms)
Residential	8,299	10,362	25,838	31,109
Commercial	5,517	6,646	18,291	21,097
Industrial	694	730	2,276	2,815
Retail subtotal	14,510	17,738	46,405	55,021
Transportation / other	27,010	21,571	115,177	104,812
Total	41,520	39,309	161,582	159,833
Utility retail gas customers (at December 31)
Residential	382,820	380,913
Commercial	44,997	44,912
Industrial	326	328
Total	428,143	426,153

Estimated operating income increases (decreases) from impacts of temperatures (in millions) -
	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Electric	($7)	$1	($6)	$26
Gas	(6)	1	(14)	7
Total temperature impact	($13)	$2	($20)	$33

	Quarter Ended December 31,			Year Ended December 31,
	2023	2022	Normal	2023	2022	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	2,056	2,543	2,466	5,807	7,222	6,699
Madison, Wisconsin (WPL)	2,167	2,487	2,493	6,157	7,210	6,974
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	41	5	13	974	908	819
Madison, Wisconsin (WPL)	26	3	9	781	787	706

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.